 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-278514
PROSPECTUS
Presto Automation Inc.
Secondary Offering of
103,757,492 Shares of Common Stock
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) of up to 103,757,492 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Presto Automation Inc., a Delaware corporation (the “Company,” “we,” “us” or “Presto”), which consist of the following (the “Resale Shares”):
(i)
36,000,000 shares of Common Stock issuable upon the conversion of the Company’s subordinated notes (the “January 2024 Notes”) issued pursuant to securities purchase agreements, dated January 30, 2024, between us and the buyers thereto;

(ii)
up to 10,799,549 shares of Common Stock that may become issuable upon conversion of capitalized pay-in-kind interest (“PIK Interest”) that may accrue through the maturity date of the January 2024 Notes;

(iii)
3,840,000 shares of Common Stock issuable upon the conversion of the Company’s subordinated convertible note (the “Remus Note”) issued to Remus Capital Series B II, L.P. on March 1, 2024;

(iv)
up to 1,100,665 shares of Common Stock that may become issuable upon conversion of capitalized PIK Interest that may accrue through the maturity date of the Remus Note;

(v)
8,517,278 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, subject to adjustment, held by Metropolitan Partners Group Administration, LLC (“Metropolitan”), the administrative, payment and collateral agent for Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and CEOF Holdings LP (the “Metropolitan Entities”), pursuant to that certain Credit Agreement entered into initially on September 21, 2022, as subsequently amended (the “Credit Agreement”), such warrants being issued in consideration of the conversion of interest into principal and in respect of amendments to the Credit Agreement, including shares to be issued pursuant to the anti-dilution adjustment provisions in such warrants (the “Fifth Amendment Warrants”);

(vi)
21,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, issued pursuant to the anti-dilution adjustment provisions in such warrants (together with the Fifth Amendment Warrants, the “Met Warrants”);

(vii)
10,500,000 shares of Common Stock that were issued or will be issued pursuant to the anti-dilution provisions in the securities purchase agreement, dated as of October 10, 2023, between us and Presto CA LLC (the “CA Purchase Agreement”); and

(viii)
12,000,000 shares of Common Stock that were issued or will be issued pursuant to the anti-dilution provisions in the common stock purchase agreements, dated as of November 17, 2023, between us and the purchasers thereto (the “November 2023 Purchase Agreements”).

Pursuant to Nasdaq Listing Rule 5635(d), the total number of shares of Common Stock that can be issued upon conversion of the January 2024 Notes, upon exercise of the Fifth Amendment Warrants and the Met Warrants, pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements, are limited to 19.99% of the outstanding shares of the Company at the time of the closing of the offerings, as applicable, absent shareholder approval. On February 26, 2024, the Company held a special meeting of stockholders and the stockholders approved, among other things, the issuance of the Anti-Dilution Shares triggered by our offering of subordinated notes that closed on February 2, 2024 (the “January Offering”) in excess of 19.99% of the Company’s outstanding Common Stock (the “January Anti-Dilution Shares”). The January Anti-Dilution Shares were subsequently issued to the applicable holders. Further, the Company plans to hold an additional special meeting of stockholders (the “Special Meeting”) and to file a preliminary proxy statement for the Special Meeting to, among other things, approve the issuance of the anti-dilution shares triggered by our registered direct offering of shares of Common Stock that closed on March 4, 2024 (the “March Offering”) in excess of 19.99% of the Company’s outstanding Common Stock (the “March Anti-Dilution Shares”). As of the date of this filing, none of the 9,000,000 March Anti-Dilution Shares have been issued, and the March Anti-Dilution Shares will be issued subsequent to the approval of the proposals at the Special Meeting. Assuming the proposals are approved at the Special Meeting, we are registering for resale the total number of shares issuable under the Met Warrants and pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements.
This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholders may offer or sell the securities. More specific terms of any securities that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of the Resale Shares. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Stockholders pursuant to this prospectus. We will receive the proceeds from any exercise of warrants for cash, but will not receive any proceeds as a result of the cashless exercise of warrants, to the extent permitted.
Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will issue, offer or sell, as applicable, any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the securities in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our shares of Common Stock are listed on the Nasdaq Global Market under the symbol “PRST.” On April 12, 2024, the closing sale price of our Common Stock was $0.20. Our warrants are listed on the Nasdaq Global Market under the symbol “PRSTW.” On April 12, 2024, the closing sale price of our warrants was $0.02.
The sale of all of the securities registered for resale hereunder, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. See “Risk Factors — Risks Relating to Our Common Stock and Warrants” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for more information.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus and similar sections contained in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 12, 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of up to 103,757,492 shares of Common Stock. More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Where You Can Find More Information,” and you may obtain copies of those documents as described below.
Unless the context indicates otherwise, references to the “Company,” “PRST,” “we,” “us” and “our” refer to Presto Automation Inc., a Delaware corporation, and its consolidated subsidiaries.

TRADEMARKS
This document and those incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated herein by reference, contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and/or the documents incorporated herein by reference, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, those described in our filings made with the SEC from time to time incorporated herein by reference.
These forward-looking statements speak only as of the date of such statements. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information contained in the documents we incorporate by reference and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the documents incorporated herein by reference, especially the risk factors, management’s discussion and analysis of financial condition and results of operations, and consolidated financial statements and the related notes. See the section titled “Where You Can Find More Information.”
Overview
We provide enterprise grade AI and automation solutions to the restaurant technology industry. Our solutions are designed to decrease labor costs, improve staff productivity, increase revenue and enhance the guest experience. We offer our AI solution, Presto Voice, to quick service restaurants (QSR) and our pay-at-table tablet solution, Presto Touch, to casual dining chains. Some of the most recognized restaurant names in the United States are among our customers, including Carl’s Jr. and Hardee’s, Wienerschnitzel and Checkers for Presto Voice and Applebee’s and Chili’s for Presto Touch.
Following our founding in 2008, we initially focused exclusively on Presto Touch. As of June 30, 2023, we had shipped over 277,000 Presto Touch tablets to three of the largest casual dining chains in the United States. Presto Voice addresses the pressing needs of drive-thru restaurant operators by improving order accuracy, reducing labor costs and increasing revenue through menu upselling, while also providing guests with an improved drive-thru experience. While Presto Touch has accounted for substantially all of our historical revenues, we believe that Presto Voice will contribute an increasing portion of our revenues in the future.
We are considering strategic alternatives related to our Presto Touch solution, which could include either a sale, partial sale or abandonment in the coming months, and allows us to focus our efforts on our Presto Voice solution. Refer to Note 15 in Part I, Item 1, of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 for details on a memorandum of understanding (the “MOU”) relating to the Presto Touch solution entered into on January 17, 2024. Since the Touch Business is in the process of being wound down and the parties are in discussions to determine whether the MOU will be amended to effect the sale of the assets of that business.
The restaurant technology market, while still nascent, continues to rapidly develop and evolve in response to the challenges faced by restaurant operators and the productivity enhancements available to them through the use of technological advances. While growing and robust, the restaurant industry today faces increasing labor and other costs. At the same time, a higher percentage of guests are ordering food and drink via the drive-thru. In an era of high inflation, restaurant operators need to simultaneously lower their costs and generate higher revenues to leverage their cost structures. We believe our solutions help restaurant operators address these concerns with compelling end-to-end solutions that seamlessly integrate into a restaurant’s existing technology stacks.
Corporate Information
Our principal executive office is located at 985 Industrial Road, San Carlos, CA 94070. Our telephone number is (650) 817-9012. Our website address is www.presto.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, our most recent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of the Resale Shares held by the Selling Stockholders pursuant to this prospectus. We will receive the proceeds from any exercise of warrants for cash, but will not receive any proceeds as a result of the cashless exercise of warrants, to the extent permitted.
The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their Resale Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF COMMON STOCK
A description of our Common Stock is set forth in our registration statement on Form 8-A as originally filed with the SEC on December 23, 2020 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023), which description is incorporated by reference herein.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders of up to an aggregate of 103,757,492 shares of Common Stock, which includes:
(i)
36,000,000 shares of Common Stock issuable upon the conversion of the January 2024 Notes issued pursuant to securities purchase agreements, dated January 30, 2024, between us and the buyers thereto;

(ii)
up to 10,799,549 shares of Common Stock that may become issuable upon conversion of capitalized PIK Interest that may accrue through the maturity date of the January 2024 Notes;

(iii)
3,840,000 shares of Common Stock issuable upon the conversion of the Remus Note issued to Remus Capital Series B II, L.P. on March 1, 2024;

(iv)
up to 1,100,665 shares of Common Stock that may become issuable upon conversion of capitalized PIK Interest that may accrue through the maturity date of the Remus Note;

(v)
29,517,278 shares of Common Stock issuable upon the exercise of warrants by Metropolitan and the Metropolitan Entities, which consist of:

a.
8,517,278 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, that were issued in consideration of the conversion of interest into principal and in respect of amendments to the Credit Agreement, including shares to be issued pursuant to the anti-dilution adjustment provisions in such warrants; and

b.
21,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, issued pursuant to the anti-dilution adjustments provisions in such warrants.

(vi)
10,500,000 shares of Common Stock that were issued pursuant to the anti-dilution adjustment provisions in the CA Purchase Agreement; and

(vii)
12,000,000 shares of Common Stock that were issued pursuant to the anti-dilution adjustment provisions in the November 2023 Purchase Agreement.

Pursuant to Nasdaq Listing Rule 5635(d), the total number of shares of Common Stock that can be issued upon conversion of the January 2024 Notes, upon exercise of the Fifth Amendment Warrants and the Met Warrants, and pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements, are limited to 19.99% of the outstanding shares of the Company at the time of the closing of the offerings, as applicable, absent shareholder approval. On February 26, 2024, the Company held a special meeting of stockholders and the stockholders approved, among other things, the issuance of the January Anti-Dilution Shares. The January Anti-Dilution Shares were subsequently issued to the applicable holders. Further, the Company plans to hold an additional Special Meeting and to file a preliminary proxy statement for the Special Meeting to, among other things, approve the issuance of the March Anti-Dilution Shares. As of the date of this filing, none of the 9,000,000 March Anti-Dilution Shares have been issued, and the March Anti-Dilution Shares will be issued subsequent to the approval of the proposals at the Special Meeting. Assuming the proposals are approved at the Special Meeting, we are registering for resale the total number of shares issuable under the Met Warrants and pursuant to the anti-dilution provisions in the CA Purchase Agreement and in the November 2023 Purchase Agreements.
The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table sets forth, to the Company’s knowledge after review of information reasonably obtainable, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Stockholders), the name and address of the Selling Stockholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the securities offered hereby.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
The beneficial ownership of our Common Stock is based on 104,175,894 shares of our Common Stock outstanding as of March 31, 2024, assuming the March Anti-Dilution Shares are issued and outstanding as described above. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of March 31, 2024. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of March 31, 2024 that vest within 60 days of March 31, 2024 are considered outstanding and beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.
	Beneficially Owned Before the Offering		Number of Shares of Common Stock Being Offered	Beneficially Owned After the Offering
Selling Stockholder(1)	Number of Shares of Common Stock	% of Common Stock		Number of Shares of Common Stock	% of Common Stock
626RB FT LLC(2)	4,000,000	3.8%	3,000,000	1,000,000	1.0%
Acadia Woods Partners, LLC(3)	2,101,245	2.0%	1,569,995	531,250	*
Cleveland Avenue LLC(4)	20,500,000	19.7%	10,500,000	10,000,000	9.6%
Cosme Fagundo(5)	139,999	*	129,999	10,000	*
Falcons Capital Group, LLC(6)	1,181,466	1.1%	1,039,990	141,476	*
Frank V. Sica	669,781	*	450,000	219,781	*
Hunter Ventures Limited(7)	31,199,699	23.1%	31,199,699	—	—
John Thain	4,000,000	3.8%	3,000,000	1,000,000	1.0%
Kuntala P. Das	550,000	*	450,000	100,000	*
Metropolitan Levered Partners Fund VII, LP(8)	12,040,010(9)	4.99%(9)	9,466,321	2,573,689	2.5%
Metropolitan Partners Fund VII, LP(8)	16,755,043(10)	4.99%(10)	13,173,505	3,581,538	3.4%
Metropolitan Offshore Partners Fund VII, LP(8)	3,968,451(11)	3.7%(11)	3,120,134	848,317	*
CEOF Holdings LP(12)	4,778,774	4.4%	3,757,318	1,021,456	1.0%
Remus Capital Series B II, L.P.(13)	18,850,531	15.3%	18,850,531	—	—
Sheel Tyle	1,250,000	1.2%	1,050,000	200,000	*
William Souillard- Mandar	3,000,000	2.9%	3,000,000	—	—

*
Indicates beneficial ownership of less than 1%.

(1)
Unless otherwise noted, the business address of these securityholders is c/o Presto Automation Inc., 985 Industrial Road, San Carlos, CA 94070.

(2)
Bethany Millard is a managing member of 626RB FT LLC and has voting and investment power over the shares held by the entity. The business address of 626RB FT LLC is 3995 South Douglas Rd., Miami, FL 33133.

(3)
Includes 519,995 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon. Jeffrey Samberg is the Managing Member of Acadia Woods Partners, LLC and has voting and investment power over the shares held by the entity. The business address of Acadia Woods Partners, LLC is c/o Hawkes Financial LLC, 77 Bedford Road, Katonah, NY 10536.

(4)
Cleveland Avenue Food and Beverage Fund II, LP (“CAFB Fund II”) is the sole member of Presto CA. Cleveland Avenue GP II, LLC (“Cleveland Avenue GP II”) is the general partner of CAFB Fund II. Cleveland Avenue, LLC (“CA LLC”) is the sole member of Cleveland Avenue GP II. Keith Kravcik, a director and significant stockholder of the Company, is the Chief Investment Officer for all of CA LLC’s various investment funds. Donald Thompson is the sole manager of CA LLC. Consequently, Mr. Thompson may be deemed to have sole voting and dispositive power over the shares held directly by Presto CA. Mr. Thompson disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of Presto CA is c/o Cleveland Avenue, 222 N. Canal St., Chicago, IL 60606. Presto CA is a lender under a secured promissory note, dated as of March 21, 2024, in principal amount of $4 million. In addition, it is party to (i) that certain Amended and Restated Governance Agreement, dated as of November 16, 2023 (the “Governance Agreement”), pursuant to which, among other things, Presto CA has the right to appoint one director of the Company and (ii) that certain Stockholders Agreement, dated as of November 16, 2023 (the “Stockholders Agreement”), pursuant to which the Company agreed that it will not undertake certain actions for a period of 12 months without the consent of the parties thereto. Each agreement referenced above is more fully described in the documents incorporated by reference herein.

(5)
Includes 129,999 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon.

(6)
Includes 1,039,990 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon. Shamsuddin Charania has voting and investment power over the shares held by the entity. The business address of Falcons Capital Group, LLC is 1995 N. Park Place, Suite 430, Atlanta, GA 30339.

(7)
Includes 31,199,699 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon. Patrick Tsang has voting and investment power over the shares held by the entity. The business address of Hunter Ventures Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(8)
MPF VII GP, LLC, an affiliate of Metropolitan Partners Group, is the general partner of Metropolitan Levered Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and Metropolitan Partners Fund VII, LP. Paul Lisiak is the Managing Partner of MPF VII GP, LLC and directs the voting and investment decisions with respect to the shares held by such entities. The business address of such entities is 850, Third Avenue, 18th Floor, New York, New York 10022. Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP are lenders under the Credit Agreement.

(9)
Includes 11,847,581 shares issuable upon exercise of warrants. Metropolitan Levered Partners Fund VII, LP is prohibited, subject to certain exceptions, from exercising the penny warrants to the extent that immediately prior to or after giving effect to such exercise, Metropolitan Levered Partners Fund VII, LP, together with its affiliates and other attribution parties, would own more than 4.99% (subject to increase up to 9.99% upon 61 days’ written notice to the Company) of the total number of shares of the Company’s Common Stock then issued and outstanding.

(10)
Includes 16,678,679 shares issuable upon exercise of warrants. Metropolitan Partners Fund VII, LP is prohibited, subject to certain exceptions, from exercising the penny warrants to the extent that immediately prior to or after giving effect to such exercise, Metropolitan Partners Fund VII, LP, together with its affiliates and other attribution parties, would own more than 4.99% (subject to increase up to 9.99% upon 61 days’ written notice to the Company) of the total number of shares of the Company’s Common Stock then issued and outstanding.

(11)
Includes 3,368,451 shares issuable upon exercise of warrants. Metropolitan Offshore Partners Fund VII, LP is prohibited, subject to certain exceptions, from exercising the penny warrants to the extent that immediately prior to or after giving effect to such exercise, Metropolitan Offshore Partners Fund VII, LP, together with its affiliates and other attribution parties, would own more than 4.99% (subject to increase up to 9.99% upon 61 days’ written notice to the Company) of the total number of shares of the Company’s Common Stock then issued and outstanding.

(12)
Includes 4,702,410 shares issuable upon exercise of warrants. Corbin Capital Partners, L.P., is the investment manager of CEOF Holdings LP (“CEOF”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the reported shares held by CEOF, but disclaims beneficial ownership of such shares. The business address of CEOF is 575 Madison Avenue, 21st Floor, New York, New York 10022. CEOF is a lender under the Credit Agreement.

(13)
Includes 13,909,866 shares issuable upon conversion of the January 2024 Notes, including the PIK Interest thereon, and 4,940,665 issuable upon conversion of the Remus Note, including the PIK Interest thereon. Krishna K. Gupta, a director and significant stockholder of the Company, has joint voting and dispositive power of the shares held by the entity. Remus is party to (i) the Governance Agreement, pursuant to which, among other things, Remus has the right to appoint two directors of the Company and (ii) the Stockholders Agreement, pursuant to which the Company agreed that it will not undertake certain actions for a period of 12 months without the consent of the parties thereto. Each agreement referenced above is more fully described in the documents incorporated by reference herein.

PLAN OF DISTRIBUTION
This prospectus relates to the resale from time to time by the Selling Stockholders named in this prospectus of an aggregate of 103,757,492 shares of Common Stock.
We are registering the securities covered by this prospectus on behalf of the Selling Stockholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by the Selling Stockholders.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders, as applicable. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
To the extent required, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell the securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by Paul Hastings LLP, 200 Park Avenue, New York, New York 10166 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Presto Automation Inc.’s Annual Report on Form 10-K for the year ended June 30, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a going concern uncertainty and the adoption of a new accounting standard) given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed registration statements on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://investor.presto.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on October 11, 2023, as amended by Amendment No. 1 to our Annual Report for the year ended June 30, 2023 on Form 10-K/A, filed with the SEC on October 12, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 20, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 20, 2024 and accepted by the SEC on February 21, 2024;

•
our Current Reports on Form 8-K, filed with the SEC on August 2, 2023, August 31, 2023, October 11, 2023 (excluding information under Item 2.02), October 20, 2023, November 21, 2023, December, 5, 2023, December 12, 2023, December 14, 2023 (excluding information under Item 7.01), December 22, 2023, January 4, 2024, January 22, 2024, February 1, 2024, February 2, 2024 (and subsequent Form 8-K/A filed on February 20, 2024), February 8, 2024, February 29, 2024, March 4, 2024, March 11, 2024, March 18, 2024 and March 21, 2024; and

•
the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-39830) filed on December 23, 2020, and any amendments or reports filed for the purposes of updating this description (including Exhibit 4.1 to the Annual Report on Form 10-K for the year ended June 30, 2023).
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Presto Automation Inc.
985 Industrial Road
San Carlos, CA 94070
Telephone: (650) 817-9012
Attention: Corporate Secretary
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Presto Automation Inc.
Secondary Offering of
103,757,492 Shares of Common Stock
PROSPECTUS